As filed with the U.S. Securities and Exchange Commission on May 27, 2004
                                                     Registration No. 333-______

================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           CENTRAL FEDERAL CORPORATION
    (exact name of registrant as specified in its articles of incorporation)

          DELAWARE                                       34-1877137
(state or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)

                                 601 MAIN STREET
                             WELLSVILLE, OHIO 43968
                                 (330) 532-1517
                   (Address, including zip code, and telephone
    number, including area code, of registrant's principal executive offices)

                              AMENDED AND RESTATED
                           CENTRAL FEDERAL CORPORATION
                          2003 EQUITY COMPENSATION PLAN


                            (Full Title of the Plan)
                             ----------------------

ELOISE L. MACKUS                           COPIES TO:
SENIOR VICE PRESIDENT,                     JOHN R. HALL, ESQ.
GENERAL COUNSEL AND SECRETARY              SUZANNE A. WALKER, ESQ.
CENTRAL FEDERAL CORPORATION                MULDOON MURPHY FAUCETTE & AGUGGIA LLP
2923 SMITH ROAD                            5101 WISCONSIN AVENUE, N.W.
FAIRLAWN, OHIO 44333                       WASHINGTON, DC 20016
(330) 666-7979                             (202) 362-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /
                                  ----

==================================================================================================================
                                                                             Proposed Maximum         Amount of
    Title of each Class of         Amount to be      Proposed Offering      Aggregate Offering       Registration
 Securities to be Registered      Registered (1)      Price Per Share            Price(3)                Fee
------------------------------------------------------------------------------------------------------------------
       Common Stock                  100,000
      $.01 par Value                Shares (2)           $13.30(3)              $1,330,000               $169
==================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan, as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Central Federal Corporation pursuant to 17 CFR ss.230.416(a).

(2) Represents the shares which may be issued as stock awards or upon the exercise of options to purchase shares of Central Federal Corporation common stock to be granted under the Plan.

(3) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the price per share is the average trading price of the common stock, $.01 par value per share (the "Common Stock"), of Central Federal Corporation (the "Registrant"), as reported on the Nasdaq National Market on May 25, 2004.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                                EXPLANATORY NOTE

     The contents of the previously filed Registration Statement for Central Federal Corporation (formerly Grand Central Financial Corp.) dated May 23, 2003 (Registration No. 333-105515), is hereby incorporated by reference. This registration statement is being filed to register 100,000 additional shares of Central Federal Corporation common stock.


Item 8.   Exhibits
------

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

          No.                       Exhibit
          ---                       -------

           5.0             Opinion of Muldoon Murphy  Faucette & Aguggia LLP, Washington, D.C., as to the
                           legality of the common stock registered hereby.

          10.0             Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan(1)

          23.1             Consent of Crowe Chizek and Company LLC

          23.2             Consent of Muldoon  Murphy Faucette & Aguggia LLP (see Exhibit 5).

          24.0             Power of attorney (see signature pages).

----------------------------
(1) Incorporated herein by reference from Exhibit A to the Proxy Statement on form DEF 14A (SEC File No. 000-25045) filed with the SEC on March 12, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Central Federal Corporation hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Akron, Ohio on May 27, 2004.

                                          CENTRAL FEDERAL CORPORATION

                                          By: /s/ Eloise L. Mackus
                                              --------------------------------
                                              Eloise L. Mackus
                                              Secretary

The undersigned directors and officers of Central Federal Corporation (the "Company") hereby constitute and appoint Eloise L. Mackus with full power of substitution and resubstitution, as attorney of the undersigned, to execute and file under the Securities Act of 1933 a registration statement on Form S-8 to register certain shares of the Company's Common Stock which may be issued pursuant to the Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan, and any and all amendments and exhibits thereto and any and all applications or other documents to be filed with the Securities and Exchange Commission, pertaining to such registration statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said directors and officers, hereby ratifying and approving the acts of said attorney.

Dated the 27th day of May, 2004, unless otherwise indicated.


SIGNATURE                                               TITLE


/s/ David C. Vernon                                     Chairman, President and Chief Executive Officer
--------------------------------------------            (principal executive officer)
David C. Vernon


/s/ Therese A. Liutkus                                   Chief Financial Officer
--------------------------------------------             (principal financial officer and
Therese A. Liutkus                                       principal accounting officer)


/s/ Jeffrey W. Aldrich                                   Director
--------------------------------------------
Jeffrey W. Aldrich



/s/ Thomas P. Ash                                        Director
--------------------------------------------
Thomas P. Ash








/s/ W. R. Downing                                        Director
--------------------------------------------
W. R. Downing



/s/ Gerry W. Grace                                       Director
--------------------------------------------
Gerry W. Grace


/s/ Jerry F. Whitmer                                     Director
--------------------------------------------
Jerry F. Whitmer


/s/ Mark S. Allio                                        Director
--------------------------------------------
Mark S. Allio

